UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 5, 2014

FileWarden.com
(Exact name of registrant as specified in its charter)

Nevada	333-167001	98-0232244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Congress Park Drive, Suite 301, Delray Beach, FL	33445
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	561-270-3433

Success Exploration & Resources, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01

Other Events.

On February 12, 2014 Success Exploration & Resources, Inc. filed Articles of Amendment to our Articles of Incorporation to change the name of our company to FileWarden.com effective March 5, 2014.  This action was approved by our Board of Directors and the holder of a majority of our outstanding common stock on February 11, 2014.  The Articles of Amendment to our Articles of Incorporation as filed with the Secretary of State of Nevada are filed as Exhibit 3.4 to this report.

Our common stock is quoted on the OTC Bulletin Board presently under the symbol SCXR.  On March 11, 2014 our common stock will be quoted under our new name, our trading symbol will change to FLWD and the new CUSIP number for our common stock will be 317001105.

Certificates representing shares of our common stock which bear our former name and CUSIP number will continue to be valid.  New share certificates will be issued reflecting the name change and new CUSP number as current certificates are tendered for exchange or transfer to our transfer agent, Island Stock Transfer, in the ordinary course.  We request that stockholders do not send in any of their stock certificates at this time.

Item 9.01

Financial Statements and Exhibits.

Exhibit No.	Description
3.4	Articles of Amendment to the Articles of Incorporation filed February 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FileWarden.com

Date: March 10, 2014	By: /s/ Raymond J. Talarico
Raymond J. Talarico, President

Index to Exhibits

Exhibit No.	Description
3.4	Articles of Amendment to the Articles of Incorporation filed February 12, 2014.

Exhibit 3.4

[FILE COPY OF ARTICLES OF AMENDMENT AS FILED]